                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                               (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ALLSCRIPTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                            [Allscripts, Inc. Logo]

                              2401 Commerce Drive
                          Libertyville, Illinois 60048
                           Telephone: (847) 680-3515
                           Facsimile: (847) 680-9887

                                                                  April 21, 2000

Fellow Stockholders:

   You are cordially invited to attend the Allscripts, Inc. Annual Meeting of Stockholders on Wednesday, May 10, 2000 at 9:00 a.m. (Central Time), at LaSalle Bank, 135 South LaSalle Street, Chicago, Illinois 60603, 43rd Floor, Room A.

   This will be our first Annual Meeting as a public company and we are looking forward to discussing our 1999 performance. This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. The principal business of the Annual Meeting will be to elect three directors to each serve for a three-year term, to amend our Certificate of Incorporation and to amend Allscripts' employee stock option plan.

   All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You may also be able to vote by telephone or the Internet and if you are able to and choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

   On behalf of the Board of Directors and our management team, I would like to express our appreciation for your interest in the affairs of Allscripts.

                                          Sincerely,

                                          Glen E. Tullman
                                          Chairman and
                                          Chief Executive Officer

                                Allscripts, Inc.

                              2401 Commerce Drive
                          Libertyville, Illinois 60048

                               ----------------

                    Notice of Annual Meeting of Stockholders

                               ----------------

                            Wednesday, May 10, 2000
                                   9:00 a.m.
                                  LaSalle Bank
                            135 South LaSalle Street
                            Chicago, Illinois 60603
                               43rd Floor, Room A

   The purpose of our Annual Meeting is to:

  1.  Elect three directors for three-year terms;

  2. Amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000; and

  3. Amend our Amended and Restated 1993 Stock Incentive Plan to increase the number of shares that we may issue under the Plan by 3,000,000 shares.

   You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 27, 2000. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

   We have enclosed with this notice and proxy statement a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 1999.

                                          By Order of the Board of Directors,

                                          John G. Cull
                                          Senior Vice President, Finance,
                                          Secretary and Treasurer

April 21, 2000

                                Allscripts, Inc.

                               ----------------

                                Proxy Statement

                               ----------------

                               Table of Contents

                                                                            Page
                                                                            ----
Questions and Answers......................................................   1
Election of Directors......................................................   3
Meetings and Committees of the Board of Directors..........................   5
Director Compensation......................................................   5
Ownership of Allscripts Common Stock.......................................   6
Section 16(a) Beneficial Ownership Reporting Compliance....................   7
Executive Compensation.....................................................   7
Compensation Committee Report on Executive Officers' Compensation..........  11
Company Performance........................................................  14
Certain Relationships and Related Party Transactions.......................  15
Amendment of Certificate of Incorporation..................................  16
Amendment of Amended and Restated 1993 Stock Incentive Plan................  17
Independent Public Accountants.............................................  21
Executive Officers.........................................................  21

                           Annual Report on Form 10-K

   You may obtain a free copy of our Annual Report on Form 10-K for the year ended December 31, 1999, including schedules, that is on file with the Securities and Exchange Commission. Please contact J. Gregory Cull, Secretary, Allscripts, Inc., 2401 Commerce Drive, Libertyville, Illinois 60048.


   This proxy statement and form of proxy are first being sent to stockholders on or about April 21, 2000.

                             Questions and Answers

What am I voting on?

   We are soliciting your vote on:

     1. the election of three directors to each serve for a three-year term;

     2. the amendment of our Certificate of Incorporation; and

     3. the amendment of our Amended and Restated 1993 Stock Incentive Plan.

Who may vote?

   Stockholders at the close of business on March 27, 2000 (the record date) are entitled to vote. On that date, there were 26,212,138 shares of Allscripts common stock outstanding.

How many votes do I have?

   Each share of Allscripts common stock that you own entitles you to one vote.

How do I vote?

   All stockholders may vote by mail. You also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 27, 2000, the record date for voting.

How does discretionary voting authority apply?

   If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen
E. Tullman and David B. Mullen to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the amendment of our Certificate of Incorporation, FOR the amendment of the Stock Incentive Plan and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Tullman and Mullen.

May I revoke my proxy?

   You may revoke your proxy at any time before it is exercised in one of four ways:

     1. Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

     2. Submit another proxy with a later date.

     3. Vote by telephone or Internet after you have given your proxy.

     4. Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

   Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

   The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.

   Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

What vote is required to approve each proposal?

   Election of Directors: A majority of the shares present or represented by proxy at the Annual Meeting must approve the election of the directors. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions will have the effect of votes against the election of the directors since they result in fewer votes for approval, but broker non-votes will have no effect.

   Amendment of Certificate of Incorporation: Amendment of our Certificate of Incorporation requires that a majority of the shares of common stock outstanding vote for the action. Abstentions and broker non-votes will have the effect of votes against the amendment since they result in fewer votes for the action.

   Amendment of Stock Incentive Plan: Amendment of our Stock Incentive Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment of the Plan, but a broker non-vote will have no effect.

How do I submit a stockholder proposal?

   You must submit a proposal to be included in our proxy statement for the 2001 annual meeting of stockholders in writing no later than December 22, 2000. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

   You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2001 annual meeting of stockholders. We must receive your proposal in writing after December 11, 2000 but before January 10, 2001. If you submit your proposal after the deadline, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by Allscripts' Board of Directors for that meeting to exercise discretionary voting power as to that proposal. To be properly brought before an annual meeting, our by-laws require that your proposal give:
(1) a brief description of the business you want to bring before the meeting;
(2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I nominate a director?

   If you wish to recommend a nominee for director for the 2001 annual meeting of stockholders, our Secretary must receive your written nomination after December 11, 2000 but before January 10, 2001. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that the nominee is a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

   We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of Allscripts common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

                             Election of Directors

   Eight directors currently serve on our Board of Directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect three directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. The remaining five directors will continue to serve on the Board as described below. The nominees, Philip D. Green, L. Ben Lytle and Edward M. Philip, are currently Allscripts directors.

   Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Green, Lytle and Philip. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for a nominee, your shares will be voted FOR that other person. The Board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

   Philip D. Green, 49, has been one of our directors since 1992. Mr. Green is a founding partner of the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C., which was formed in 1989. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals.

   L. Ben Lytle, 53, has been one of our directors since March 1999. He is Chairman of the Board of Anthem, Inc., one of the largest healthcare management companies in the United States. Before joining Anthem's predecessor company in 1976, he held positions with LTV Aerospace, Associates Corp. of North America and American Fletcher National Bank. Mr. Lytle serves on the boards of IPALCO Enterprises, Inc., an energy company; Central Newspapers, Inc., a media company; CID Equity Partners, a venture capital firm; and Duke Realty Investments, Inc., a real estate investment firm; and Xcare.net, Inc., an e-commerce health care company.

   Edward M. Philip, 34, has been one of our directors since July 1999. Mr. Philip is Chief Operating Officer of Lycos, Inc., which he has been since December 1996. He has been Chief Financial Officer and Secretary of Lycos, Inc. since December 1995. From July 1991 to December 1995, Mr. Philip was employed by The Walt Disney Company, where he served in various finance positions, most recently as Vice President and Assistant Treasurer. Prior to joining The Walt Disney Company, Mr. Philip was an investment banker at Salomon Brothers Inc.

Directors Continuing Until 2001 Annual Meeting

   Michael J. Kluger, 43, has been one of our directors since 1994. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm. Mr. Kluger is also a managing director of Liberty Capital Partners, Inc. Mr. Kluger serves on the Board of Directors of Monaco Coach Corporation.

   David B. Mullen, 49, has been our President and Chief Financial Officer and a director since August 1997. From January 1995 to June 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, Inc. From 1983 to 1995, Mr. Mullen was employed in various positions by CCC Information Services Group, Inc., including Vice Chairman, President and Chief Financial Officer. Prior to that, he was employed by Ernst & Young LLP.

   Gary M. Stein, 32, has been one of our directors since April 1998. Mr. Stein is a Vice President of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1997 and a Vice President of Morgan Stanley Venture Partners III, L.L.C. Prior to joining Morgan Stanley Dean Witter in 1997, Mr. Stein was an Associate at Patricof & Co. Ventures, Inc., where he focused on private equity investments in the healthcare industry from 1992 to 1997. Prior to that time, Mr. Stein was a Financial Analyst at Morgan Stanley & Co., Inc. and Morgan Stanley Australia, Ltd.

Directors Continuing Until 2002 Annual Meeting

   M. Fazle Husain, 35, has been one of our directors since April 1998. Mr. Husain is a Principal of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1991, and is a Managing Member of Morgan Stanley Venture Partners III, L.L.C., the General Partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain was also employed at Morgan Stanley Dean Witter from 1987 until 1989. Mr. Husain focuses primarily on investments in the healthcare industry, including healthcare services, medical devices and healthcare information technology. He serves on the Boards of Directors of IntegraMed America, Inc. and Cardiac Pathways Corporation.

   Glen E. Tullman, 40, has been the Chairman of the Board since May 1999 and our Chief Executive Officer since August 1997. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

               Meetings and Committees of the Board of Directors

   The Board of Directors met seven times during 1999. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has standing audit and compensation committees. In 1999, each director attended at least 75% of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director.

   The Audit Committee recommends the independent auditors to the Board and oversees the accounting and audit functions of Allscripts. Philip D. Green, L. Ben Lytle and Gary M. Stein are the members of the Audit Committee. Mr. Green will not serve on the Committee after the date of the Annual Meeting. Mr. Philip will replace Mr. Green on the Committee at the time of the Annual Meeting. The Committee met two times during 1999.

   The Compensation Committee determines executive officers' salaries, bonuses and other compensation and administers the Stock Incentive Plan. M. Fazle Husain, Michael J. Kluger and L. Ben Lytle are the members of the Compensation Committee. The Committee met three times during 1999.

                             Director Compensation

   Directors who are Allscripts employees or otherwise affiliates of Allscripts receive no compensation for their services as directors. Our independent directors receive a fee of $1,000 for each meeting of the Board of Directors that they attend. We also reimburse them for their travel expenses. Under our Stock Incentive Plan, these directors are eligible to receive stock option grants at the discretion of the Board of Directors or the Compensation Committee. In 1999, Mr. Philip received an option to purchase 40,000 shares of our common stock at a per share exercise price of $12.6875. The option vests one-third per year and becomes fully vested in 2002.

                      Ownership of Allscripts Common Stock

   The following table shows how much Allscripts common stock was beneficially owned as of March 15, 2000 by:

  . our Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 1999;

  . each director;

  . each stockholder known by us to own beneficially more than 5% of Allscripts common stock; and

  . all directors and executive officers as a group.

   Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 26,212,138 shares outstanding as of March 15, 2000. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

                                                Options and
                                    Shares of    Warrants
                                   Common Stock Exercisable
Named Executive Officers,          Beneficially   Within               Percent
Directors and 5% Stockholders         Owned       60 Days     Total    of Class
-----------------------------      ------------ ----------- ---------- --------
Glen E. Tullman (1)...............    600,832     130,148      730,980    2.8
David B. Mullen...................    388,807     142,618      531,425    2.0
Steven M. Katz....................    185,053      94,160      279,213    1.1
John G. Cull......................     19,903      86,817      106,720      *
Joseph E. Carey...................     98,062      34,584      132,646      *
Philip D. Green...................     36,421      74,472      110,893      *
M. Fazle Husain (2)...............  5,254,063         --     5,254,063   20.0
Michael J. Kluger (3).............  3,248,170         --     3,248,170   12.4
L. Ben Lytle......................        --        8,333        8,333      *
Edward M. Philip..................        --          --           --     --
Gary M. Stein (2).................  5,254,063         --     5,254,063   20.0
Morgan Stanley Dean Witter & Co.
  (2).............................  5,254,063         --     5,254,063   20.0
Liberty Partners Holdings 6,
  L.L.C. (3)......................  3,248,170         --     3,248,170   12.4
All directors and executive
  officers as a group (11
  persons)........................  9,831,311     571,132   10,402,443   38.8

--------
   *Less than 1%.

  (1) Mr. Tullman is a limited partner in The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., an affiliate of Morgan Stanley Dean Witter & Co., and has an approximately 2.5% interest therein. His interest does not constitute beneficial ownership of any of the shares owned by this entity.
  (2) Morgan Stanley Dean Witter & Co. is the sole shareholder of Morgan Stanley Venture Partners III, Inc., which is the institutional managing member of Morgan Stanley Venture Partners III, L.L.C. Mr. Husain is a Managing Member of Morgan Stanley Venture Partners III, L.L.C. and Mr. Stein is a Vice President. Except to the extent of his proportionate interest therein, each of Messrs. Husain and Stein disclaims beneficial ownership of the shares held beneficially by this entity by virtue of it being the general partner of Morgan Stanley Venture Partners III, L.P., which is the record owner of 4,611,499 shares, Morgan Stanley Venture Investors III, L.P., which is the record owner of 442,914 shares and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., which is the record owner of 199,650 shares. The address for Messrs. Husain and Stein and these entities is c/o Morgan Stanley Dean Witter Venture Partners, 1221 Avenue of the Americas, New York, New York 10020.
  (3) Mr. Kluger is a Managing Director of Liberty Capital Partners, Inc., an affiliate of Liberty Partners Holdings 6, L.L.C. Mr. Kluger disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. The address for Mr. Kluger and Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1177 Avenue of the Americas, New York, New York 10036.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that Allscripts' executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of Allscripts common stock with the Securities and Exchange Commission. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during 1999, except that the initial Form 4 reports for each of the officers and directors were required to be amended.

                             Executive Compensation

   This table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of Allscripts. The amount shown in the "all other compensation" column represents our matching contributions under our 401(k) plan.

                              Summary Compensation

                                                       Long-Term
                                                      Compensation
                                                      ------------
                                       Annual
                                    Compensation         Awards
                                  ----------------    ------------
                                                       Securities
          Name and                                     Underlying   All Other
     Principal Position      Year  Salary   Bonus       Options    Compensation
     ------------------      ---- -------- -------    ------------ ------------
Glen E. Tullman............  1999 $225,000 $12,500          --        $  996
  Chairman and Chief         1998  225,000     --       548,083          498
    Executive Officer
David B. Mullen............  1999 $225,000 $12,500          --        $1,000
  President and Chief        1998  225,000     --       548,083        1,000
    Financial Officer
Steven M. Katz.............  1999 $215,000 $12,500          --           --
  Executive Vice President,  1998  215,000     --       382,841          --
    Sales and Marketing
John G. Cull...............  1999 $141,000 $35,000        4,166       $1,000
  Senior Vice President,     1998  140,000     --        19,164        1,000
    Finance,
    Secretary and Treasurer
Joseph E. Carey............  1999 $134,583 $37,500(1)    69,166          --
  Chief Operating Officer    1998      --      --           --           --

--------
(1) Includes a signing bonus of $25,000 awarded in April 1999 pursuant to the terms of Mr. Carey's employment agreement.

                             Option Grants in 1999

   This table gives information relating to option grants during 1999 to the executive officers listed in the Summary Compensation Table. The options were granted under our Amended and Restated 1993 Stock Incentive Plan. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 0%, 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. Based on the closing price of the common stock on March 31, 2000 of $60.125 per share, the actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

                                                                            Potential Realizable Value
                                                                            at Assumed Annual Rates of
                                                                           Stock Price Appreciation for
                                        Individual Grants                          Option Term
                         ------------------------------------------------- ----------------------------
                                     Percent of           Fair
                                       Total             Market
                         Securities   Options   Exercise Value
                         Underlying  Granted to  Price     at
                          Options    Employees    Per    Grant  Expiration
Name                      Granted     in 1999    Share    Date     Date       0%       5%        10%
----                     ----------  ---------- -------- ------ ---------- -------- -------- ----------
Glen E. Tullman.........      --        --         --      --        --         --       --         --
David B. Mullen.........      --        --         --      --        --         --       --         --
Steven M. Katz..........      --        --         --      --        --         --       --         --
John G. Cull............    4,166(1)    0.4%     $3.00   $9.00   3/31/09   $ 24,996 $ 48,576 $   84,752
Joseph E. Carey.........   69,166(2)    6.7       3.00    9.00   3/31/09    414,996  806,479  1,407,091

-------
(1) The option vests 25% on each of March 31, 2000, 2001, 2002 and 2003.
(2) The option vested 25% on October 11, 1999 and vests 25% on each of March 31, 2000, 2001 and 2002.

            Option Exercises in 1999 and 1999 Year-End Option Values

   This table provides information regarding the exercise of options during 1999 by the CEO and the other four most highly compensated executives. The value realized is calculated using the difference between the option exercise price and the price of Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. For Messrs. Mullen and Katz, the fair market value on the date of exercise has been deemed to be $9.00 per share. The value of unexercised in-the-money options at year end 1999 is calculated using the difference between the option exercise price and $44.00 (the last reported market price of Allscripts common stock on December 31, 1999) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

                                                  Securities Underlying     Value of Unexercised
                                                 Unexercised Options at    In-the-Money Options at
                           Shares                     Year End 1999             Year End 1999
                          Acquired     Value    ------------------------- -------------------------
Name                     on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Glen E. Tullman.........       --           --    130,148      146,454    $5,718,703   $6,435,189
David B. Mullen.........   262,683   $2,348,386   137,703      142,129     6,050,670    6,245,148
Steven M. Katz..........   185,053    1,654,374    94,160      100,794     4,137,390    4,428,888
John G. Cull............    12,498      173,465    84,214       22,448     3,576,374      965,209
Joseph E. Carey.........       --           --     17,292       51,874       708,972    2,126,834

                             Employment Agreements

   We have entered into employment agreements with Messrs. Tullman and Mullen effective August 1, 1997, with Mr. Katz effective September 2, 1997 and with Mr. Carey effective August 2, 1999. Each agreement has an initial term ending December 31, 2000 and renews for consecutive one-year terms unless either party gives 30 days' notice prior to the expiration of any term. In 1999, Messrs. Tullman and Mullen were each paid an annual salary of $225,000 and are each entitled to an annual bonus as determined by the Board of Directors or the Compensation Committee. As of April 1, 2000, the annual salary for Messrs. Tullman and Mullen was increased to $285,000. In 1999, Mr. Katz was paid an annual salary of $215,000, and Mr. Carey was paid an annual salary of $190,000 and was paid a signing bonus of $25,000. As of April 1, 2000, the annual salary for Mr. Carey was increased to $215,000. Messrs. Katz and Carey are each entitled to an annual bonus, contingent upon the attainment of certain objectives, as determined by the Chief Executive Officer in consultation with the Board of Directors or the Compensation Committee. The agreements also provide that each of Messrs. Tullman, Mullen, Katz and Carey will not compete with us during the term of his employment and for one year thereafter. If we terminate any of Messrs. Tullman, Mullen, Katz or Carey without Cause or if any of them terminates his employment For Good Reason, as each of those terms is defined in the agreements, he will be entitled to 12 months' salary as severance, as well as any salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs that would have been payable had there been no termination. The amount of these performance bonuses is to be determined in the manner in which it would have been determined had there been no termination.

           Termination of Employment and Change in Control Agreements

   We have entered into stock option agreements with each of Messrs. Tullman, Mullen and Katz pursuant to their employment agreements granting them options to purchase shares of our common stock as follows: Mr. Tullman, 548,083 shares; Mr. Mullen, 548,083 shares; and Mr. Katz, 382,841 shares. Under the option agreements, in the event of a Change of Control, as defined in the stock option agreements, vesting of the options will accelerate so that the unvested portion of the options will vest immediately. The option agreements also provide for accelerated vesting of a portion of the options in the event of termination of employment without Cause, For Good Reason or because of death or disability, as each of those terms is defined in the employment agreements. In addition, we have entered into a stock option agreement with Mr. Carey granting him options to purchase 69,166 shares of common stock. Under this option agreement, in the event of a Change in Control, as defined in the stock option agreement, vesting of the options will accelerate so that the unvested portion of the options will vest immediately.

   Under an agreement entered into between us and Mr. Cull, if Mr. Cull is discharged for any reason other than for Cause, as defined in the agreement, he will be entitled to monthly payments equal to his then in-effect monthly salary together with a pro rata bonus amount and a continuation of health insurance benefits, for a period of 12 months. If, within six months of a Change in Control of Allscripts, as defined in the agreement, Mr. Cull is discharged by Allscripts other than for Cause or voluntarily terminates his employment following a change in his position that materially reduces his level of responsibilities or a material reduction in his overall level of compensation, Mr. Cull will be entitled to monthly payments equal to his then in-effect monthly salary for a period of 12 months together with a pro rata bonus amount and a continuation of health insurance benefits. In addition, the agreement provides that all existing stock options owned by Mr. Cull will immediately vest upon the occurrence of the same events that require us to make severance payments to him following a Change in Control. In addition, Mr. Cull has agreed not to compete with us for a period of 12 months following the termination of his employment.

          Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee of our Board of Directors are Messrs. Husain, Kluger and Lytle. None of these persons has ever been an officer or employee of Allscripts or any of its subsidiaries. We refer you to the information under "Certain Relationships and Related Transactions" for a discussion of insider participation.

       Compensation Committee Report on Executive Officers' Compensation

   The Compensation Committee of the Board of Directors is composed of three independent non-employee directors, M. Fazle Husain, Michael J. Kluger and L. Ben Lytle. Mr. Lytle serves as Chairman of the Committee. The Committee determines executive officers' salaries, bonuses and other compensation and administers the Stock Incentive Plan.

Compensation Policies Applicable to Executive Officers

   The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The Compensation Committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

     First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

     Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets.

     Third, a substantial portion of total long-term compensation should reflect performance on behalf of Allscripts' stockholders, as measured by increases in the value of Allscripts' stock.

   In the judgment of the Compensation Committee, the performance of Allscripts in 1999 confirms that the compensation program is achieving its main objectives.

Base Salary

   All of Allscripts' executive officers but John G. Cull have employment agreements that set their base compensation. At its February 4, 2000 meeting, the Committee reviewed the compensation of Messrs. Tullman, Mullen and Carey and increased their annual base salary, effective April 1, 2000, to $285,000, $285,000 and $215,000, respectively.

Annual Bonus

   Executive officers and certain other key personnel of Allscripts are eligible for cash bonuses after the end of each fiscal year. The bonus program has not been formalized in writing. The Board of Directors or the Compensation Committee determines bonuses for Mr. Tullman, the CEO, and Mr. Mullen, the President and Chief Financial Officer. Bonuses are based on the overall performance and financial results of Allscripts, including Allscripts' achievement of goals pertaining to revenue growth, cost reductions, improved operating methods, acquisitions and accounting controls. These factors are weighted and then Allscripts' fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the CEO and then submitted to the Committee for its approval. In making recommendations, the CEO determines how each executive officer contributed to Allscripts' achievement of its goals.

Stock Incentives

   Under the Stock Incentive Plan, stock options and stock appreciation rights may be granted to Allscripts' executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The Compensation Committee determines the number of stock incentives to be granted based on an officer's job responsibilities and individual performance evaluation. This approach is designed to encourage the creation of long-term stockholder value as the Committee believes that the significant equity interests in Allscripts held by management helps to align the interests of stockholders and management and maximize stockholder returns over the long term. In 1999, Messrs. Cull and Carey were the only executive officers named in the Summary Compensation Table who received new grants of stock incentives.

Compensation of the Chairman and Chief Executive Officer

   The overall compensation package of the Chief Executive Officer is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders' investments. The Chief Executive Officer's base compensation is set at $225,000 by his employment agreement, which expires December 31, 2000. As noted above, Mr. Tullman's annual base salary was increased to $285,000 effective April 1, 2000, and he received a cash bonus of $12,500 for 1999, reflecting Allscripts' achievement of some of its performance goals.

   The Compensation Committee is directly responsible for determining all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. While Mr. Tullman was not granted any stock incentives in 1999, the Committee intends that a substantial portion of the Chief Executive Officer's future compensation will be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer's compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives.

   The Committee intends for the Chief Executive Officer's compensation to relate directly to the overall performance of Allscripts as measured by financial criteria. In addition, the Chief Executive Officer's compensation reflects achievements such as the continued strong performance of the senior management team and the successful negotiation of acquisitions and strategic alliances.

Deductibility of Compensation

   Under, Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the CEO and the other four most highly compensated officers. Certain "performance based compensation" is not included in compensation for purposes of the limit. The Committee believes that the current structure of Allscripts' executive compensation does not give rise to Section 162(m) concerns. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices.

                                          Compensation Committee

                                          L. Ben Lytle, Chairman
                                          M. Fazle Husain
                                          Michael J. Kluger

                              Company Performance

   This graph shows a comparison of cumulative total returns for Allscripts, the Nasdaq Stock Market-U.S. and the Nasdaq Health Services Index from July 23, 2000 (the date Allscripts common stock was first offered to the public at an initial public offering price of $16.00 per share) through December 31, 1999. The graph assumes an initial investment of $100 and the reinvestment of dividends.

[Performance Graph]

                            Cumulative Total Return


                            7/23/99 7/31/99 8/31/99 9/30/99 10/31/99 11/30/99 12/31/99
--------------------------------------------------------------------------------------
  Allscripts, Inc.          $100.00 $100.00 $ 80.86 $ 99.22 $ 97.66  $225.78  $275.00
--------------------------------------------------------------------------------------
  Nasdaq Stock Market-U.S.   100.00   98.05  102.14  102.23  110.21   123.08   150.62
--------------------------------------------------------------------------------------
  Nasdaq Health Services     100.00   98.54   88.29   84.27   71.10    75.01    83.08

              Certain Relationships and Related Party Transactions

   Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be on terms no less favorable to us than we could obtain from unaffiliated third parties or else must be approved by our disinterested directors.

Shopping@Home Acquisition

   In June 1999, we acquired substantially all of the assets of Shopping@Home, Inc. in exchange for a promissory note in the principal amount of $650,000. We repaid this note in August 1999. Messrs. Tullman and Carey were principal shareholders of Shopping@Home.

Redeemable Preferred Stock Redemptions

   We used a portion of the net proceeds of our initial public offering in July 1999 to redeem shares of preferred stock held by some of our affiliates according to their redemption terms as follows, including accrued dividends:

  . $10,468,581 to redeem 815,594 shares of Series H preferred stock and 439,883 shares of Series J preferred stock held by Liberty Partners Holdings 6, L.L.C., with which Mr. Kluger is affiliated;

  . $12,473,513 to redeem 217,459 shares of Series H preferred stock, 1,199,770 shares of Series I preferred stock and 268,204 shares of Series J preferred stock held collectively by the Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., with which Messrs. Husain and Stein are affiliated;

  . $605,892 to redeem 18,929 shares of Series H preferred stock, 37,493 shares of Series I preferred stock and 23,345 shares of Series J preferred stock held by Mr. Tullman;

  . $245,780 to redeem 7,764 shares of Series H preferred stock, 14,997 shares of Series I preferred stock and 9,575 shares of Series J preferred stock held by Mr. Mullen;

  . $14,179 to redeem 796 shares of Series H preferred stock and 982 shares of Series J preferred stock held by Mr. Cull;

  . $189,992 to redeem 9,159 shares of Series H preferred stock, 3,749 shares of Series I preferred stock and 11,295 shares of Series J preferred stock held by Mr. Carey;

  . $46,430 to redeem 796 shares of Series H preferred stock, 4,499 shares of Series I preferred stock and 982 shares of Series J preferred stock held by Mr. Rosenblum, a former executive officer of Allscripts; and

  . $49,642 to redeem 2,787 shares of Series H preferred stock and 3,438 shares of Series J preferred stock held by Mr. Green.

Registration Rights Agreement

   Liberty Partners Holdings 6, L.L.C., Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., which as of March 15, 2000 collectively held approximately 8,500,000 shares of common stock, are entitled to registration rights with respect to these shares. Under our Registration Agreement, these Morgan Stanley entities, collectively, on the one hand, and Liberty Partners Holdings 6, L.L.C., on the other hand, is each entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holders described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of the first registration required by Liberty or the Morgan Stanley parties and of all incidental registrations.

Certain Business Relationships

   In 1999, we retained the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green is a partner. We paid Mr. Green's law firm fees of approximately $130,000 in 1999.

   Prior to April 1999, we provided pharmacy benefit management services for Anthem, Inc. Mr. Lytle is Chairman of the Board of Anthem. Revenue from Anthem was approximately $375,000 in 1999 for these services.

                   Amendment of Certificate of Incorporation

   The Board of Directors has approved the amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock that we may issue from 75,000,000 shares to 150,000,000 shares. As of March 27, 2000, the record date, there were 26,212,138 shares of common stock issued and outstanding, 45,796,555 shares unissued and not reserved for issuance, 2,899,709 shares unissued and reserved for issuance under our employee stock option plan, 57,133 shares unissued and reserved for issuance upon exercise of outstanding warrants and 34,465 shares in treasury.

   We believe that the proposed increase in the number of authorized shares of common stock will benefit Allscripts by improving our flexibility in responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time in connection with, for example, stock splits in the form of stock dividends, financings, acquisitions, employee incentive plans and other corporate purposes that the Board determines are appropriate. Other than our obligations under our stock option plan, with respect to outstanding warrants and in connection with the April 2000, acquisition of Master Chart, Inc., we have no arrangements, agreements, understandings or plans for the issuance of the additional shares. Unless rules of the Nasdaq Stock Market or laws or regulations applicable in particular circumstances require further stockholder action, none is required to issue the shares.

   While we do not currently intend to issue shares of common stock in order to make acquisition of control of Allscripts more difficult, future issuances of common stock could have that effect. For example, our issuance of additional shares might discourage the acquisition of shares by an entity attempting to acquire control of Allscripts because the issuance would dilute the acquiring entity's stock ownership. We could also issue shares to existing stockholders as a dividend or privately place shares with purchasers who might side with the Board in opposing a takeover bid. We are not aware of any current efforts to accumulate our stock or to acquire control of Allscripts. This proposal is not a part of any plan by our management to recommend a series of similar amendments to the Board and the stockholders.

   Although we are not proposing to increase the number of authorized shares for anti-takeover purposes, the securities rules require us to discuss the provisions in our charter and bylaws that could have an anti-takeover effect. Like many publicly held companies, our Certificate of Incorporation and Bylaws contain the following provisions:

  . our Board is divided into three classes of directors serving staggered three-year terms;

  . only a majority of the Board, the Chairman or the President may call special stockholder meetings;

  . our stockholders may not take action by written consent;

  . to bring business before, or nominate directors at, an annual meeting, stockholders must give timely written notice that meets requirements stated in our bylaws;

  . directors may be removed only for cause and only by the holders of at least 80% of the outstanding shares of common stock; and

  . in evaluating an acquisition proposal, the Board may consider subjective factors, for example, the effects of the acquisition on employees, suppliers, customers and the communities in which we are located.

The Board of Directors could use these provisions to place stock in friendly hands, delay or deter or otherwise make a takeover of Allscripts more difficult. While permitted under Delaware law, our stockholders do not have cumulative voting rights.

   Allscripts stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right to purchase any new issue of Allscripts common stock in order to maintain their proportionate ownership. Moreover, our issuance of additional shares could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

   In addition to common stock, our current Certificate of Incorporation authorizes us to issue up to 1,000,000 shares of preferred stock, in series, without further stockholder approval. As of the date of this proxy statement, there were no shares of preferred stock outstanding.

   If stockholders approve the amendment, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.

            The Board of Directors unanimously recommends a vote FOR
               the amendment of our Certificate of Incorporation.


          Amendment of Amended and Restated 1993 Stock Incentive Plan

   The Board of Directors has approved the amendment of the Amended and Restated 1993 Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan from 4,393,489 to 7,393,489. The Board recommends that you approve this amendment. The following summary describes the basic features of the Plan, however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

The Stock Option Plan Generally

   The Board originally adopted the Plan on September 14, 1993. The Plan has been amended from time to time since its initial adoption. The Plan will terminate on June 7, 2009. Under the Plan, the Compensation Committee may grant stock incentives to key individuals performing services for Allscripts, including employees, officers, eligible directors, consultants and agents. Awards under the Plan may be in the form of incentive stock options, nonqualified stock options and stock appreciation rights.

Shares Available for the Plan

   We presently have 4,393,489 shares of common stock reserved for issuance under the Plan. The Board proposes to amend the Plan to increase the number of shares that can be issued to 7,393,489. We believe that we need to increase the number of shares issuable under the Plan in order to ensure that there are adequate shares available for future grants to support broad-based participation. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 3,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Allscripts' outstanding common stock. In that event, the Compensation Committee may also make appropriate adjustments to any stock appreciation rights outstanding under the Plan.

Plan Administration

   The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

Stock Options

   Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of Allscripts common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not Allscripts employees.

   Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by delivering previously owned Allscripts common stock with a fair market value equal to the exercise price; (3) by surrendering stock appreciation rights for their cash value; (4) by directing us to withhold shares of Allscripts common stock with a fair market value equal to the exercise price; or (5) by a combination of these methods.

Stock Appreciation Rights

   A holder of a stock appreciation right, or SAR, has the right to receive upon exercise of the SAR, in cash or in Allscripts common stock, the appreciation in the fair market value of the number of shares of common stock specified in the SAR. The Committee may grant SARs independently or in tandem with options. If a SAR is granted in tandem with an option, the exercise of the tandem option will result in a cancellation of the SAR and vice versa.

Expiration of Options and SARs

   Generally, options and SARs granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment with Allscripts prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option or SAR be exercised after its expiration date. Any unvested portion of an option or SAR will expire immediately upon termination of employment.

Outstanding Options

   We cannot determine the number of shares that may be acquired under stock options that may be awarded under the Plan to participants. There are no stock appreciation rights outstanding under the Plan. On March 27, 2000, the last reported sale price of Allscripts common stock on the Nasdaq National Market was $60.3125 per share. As of February 29, 2000, the following options had been granted under the Plan:

Name                                                         Number of Shares
----                                                         ----------------
Glen E. Tullman.............................................      598,083
  Chairman and Chief Executive Officer
David B. Mullen.............................................      598,083
  President and Chief Financial Officer
Steven M. Katz..............................................      382,841
  Executive Vice President, Sales and Marketing
John G. Cull................................................      144,160
  Senior Vice President, Finance, Secretary and Treasurer
Joseph E. Carey.............................................      141,666
  Chief Operating Officer
Philip D. Green.............................................       85,571
  Director Nominee
L. Ben Lytle................................................       25,000
  Director Nominee
Edward M. Philip............................................       40,000
  Director Nominee
All current executive officers..............................    1,864,833
All current directors who are not executive officers........      150,571
All employees (other than current executive officers).......    3,429,021

Transferability

   Generally, an option or SAR may not be sold, assigned or otherwise transferred during its holder's lifetime, except by will or the laws of descent and distribution. In certain limited circumstances, the Committee, in its sole discretion, may provide that a nonqualified stock option or SAR may be transferred, subject to the terms and conditions established by the Committee.

Tax Consequences

   The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of the grant and exercise of an option or SAR.

   Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an option or SAR, and Allscripts does not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option, nonqualified stock option or SAR.

 Incentive Stock Options

   Upon exercise of an incentive stock option, its holder does not recognize taxable income, and Allscripts does not receive a tax deduction. However, the excess of the fair market value of Allscripts common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

   If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

 Nonqualified Stock Options

   Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Allscripts common stock at the time of exercise and the exercise price. Generally, Allscripts is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

 Stock Appreciation Rights

   Upon exercise of a SAR, the holder recognizes ordinary income in an amount equal to the amount of the cash payment or fair market value of the shares of Allscripts common stock he or she received. Generally, Allscripts is entitled to a corresponding tax deduction.

Plan Amendment and Termination

   The Plan will terminate on June 7, 2009. The Board of Directors may amend or terminate the Plan at any time. An amendment is subject to shareholder approval if it increases the number of shares available for issuance under the Plan, permits the grant of an incentive stock option at an exercise price less than that set forth in the Plan, changes the class of individuals eligible for participation in the Plan, or permits the grant of awards after the Plan termination date.

       The Board of Directors unanimously recommends a vote FOR
                                 the
           amendment of the Amended and Restated 1993 Stock
                           Incentive Plan.


                         Independent Public Accountants

   The Board has engaged PricewaterhouseCoopers LLP as our independent public accountants for 2000. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                               Executive Officers

   Following is certain information about the executive officers of Allscripts, based on information furnished by them.

   Glen E. Tullman, 40, has been the Chairman of the Board since May 1999 and our Chief Executive Officer since August 1997. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

   David B. Mullen, 49, has been our President and Chief Financial Officer and a director since August 1997. From January 1995 to June 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, Inc. From 1983 to 1995, Mr. Mullen was employed in various positions by CCC Information Services Group, Inc., including Vice Chairman, President and Chief Financial Officer. Prior to that, he was employed by Ernst & Young LLP.

   Steven M. Katz, 50, has been our Executive Vice President, Sales and Marketing since September 1997. From December 1994 to July 1997, Mr. Katz served as Chief Operating

Officer of Enterprise Systems, Inc. From December 1993 to November 1994, Mr. Katz was employed by CCC Information Services Group, Inc. as President of its Insurance Division.

   John G. Cull, 38, has been our Senior Vice President, Finance, Secretary and Treasurer since 1995. From 1991 to 1993, Mr. Cull was our assistant controller, and from 1993 to 1995 he was our controller. From 1986 to 1991, Mr. Cull was controller of Federated Foods, Inc., a food brokerage company. Prior to joining Federated Foods, Mr. Cull was employed by Arthur Andersen & Co.

   Joseph E. Carey, 42, has been our Chief Operating Officer since April 1999. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBO in 1997 with HBO's acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition.

                                     [LOGO]

                                                                      APPENDIX A

                                  AMENDMENT TO
                                ALLSCRIPTS, INC.
                              AMENDED AND RESTATED
                           1993 STOCK INCENTIVE PLAN


     RESOLVED, that the second sentence of Section 2 is hereby deleted in its entirety and replaced with the following:

          "The maximum number of Common Shares to be issued pursuant to all grants under this Plan shall be 7,393,489."

                                ALLSCRIPTS, INC.
                              AMENDED AND RESTATED
                           1993 STOCK INCENTIVE PLAN


     WHEREAS, on September 14, 1993, the Board of Directors of Allscripts, Inc. (the "Company") approved the adoption of the Company's 1993 Stock Incentive Plan (this "Plan" or the "1993 Plan");

     WHEREAS, effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the "Common Shares"), pursuant to which each Common Share was converted into one-sixth of a Common Share (the "Reverse Split");

     WHEREAS, all references in this Plan to numbers of Common Shares shall reflect the Reverse Split;

     WHEREAS, the Company has adopted an Incentive Stock Option Plan (the "Initial Option Plan"), a 1990 Stock Option Plan (the "1990 Plan"), a Consultant Option Plan (the "Consultant Plan") and an Amended and Restated 1993 Eligible Director Stock Option Plan (the "Director Plan") (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the "Predecessor Plans").

     WHEREAS, the Board of Directors adopted resolutions on June 7, 1999 approving an amendment and restatement of this Plan and pursuant to such resolutions, the Company wishes to amend and restate the Plan to contain the following terms:

     1. Purpose. The purpose of this Plan is to provide a means whereby the Company may, through the grant of stock incentives, including options to purchase the Company's Common Shares and stock appreciation rights, to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. "Eligible Directors" shall be members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company's outstanding voting securities on the date when Stock Incentives are to be granted to such persons under this Plan. The Plan authorizes the grant to such key individuals of the Company of stock incentives in the form of (a) incentive stock options ("ISOs") to purchase Common Shares of the Company under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), (b) nonqualified stock options to purchase Common Shares of the Company ("Nonqualified Options") and (c) stock appreciation rights ("SARs") (ISOs, Nonqualified Options and SARs being referred to collectively as "Stock Incentives").

     2. Number of Shares Available Under Plan. Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as "grantees"). The maximum number of Common Shares to be issued pursuant to all grants under this Plan shall be 4,393,489. The shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Stock Incentive granted under this Plan or any Predecessor Plan without the issuance of shares, the shares subject to or reserved for such Stock Incentive may be used again for new grants of

Stock Incentives hereunder; provided that in no event may the number of Common Shares issued hereunder exceed the total number of shares reserved for issuance. Any Common Shares withheld or surrendered to pay withholding taxes pursuant to
Section 9 or withheld or surrendered in full or partial payment of the exercise price of an ISO or Nonqualified Option pursuant to Section 5(e) and any Common Shares covered by Stock Incentives which Stock Incentives are withheld or surrendered to pay withholding taxes pursuant to Section 9 or withheld or surrendered in full or partial payment of the exercise price of an ISO or Nonqualified Option pursuant to Section 5(e) shall be added to the aggregate Common Shares available for issuance. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

     3. Administration. This Plan shall be administered by the Compensation Committee (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director," as defined therein.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

     4. Eligibility and Awards. The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of ISOs, Non-qualified Options, SARs or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company.

     5. Terms and Conditions of Stock Incentives. Each Stock Incentive granted under the Plan shall be evidenced by an agreement, in form approved by the Committee which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

          (a) Stock Incentive Period. Each Stock Incentive agreement shall specify the period for which the Stock Incentive thereunder is granted (which, in the case of ISOs, shall not exceed ten years from the date of grant or, in the case of a grant to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, shall not exceed five years from the date of grant) and shall provide that the Stock Incentive shall expire at the end of such period.

          (b) Grant Period. Consistent with paragraph 11, an ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted or the date this amendment and restatement of this Plan is approved by the Shareholders of the Company, whichever is earlier.

          (c) Exercise Price. The per share exercise price of each Stock Incentive shall be determined by the Committee at the time any Stock Incentive is granted, and, in the case of ISOs, shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the Stock Incentive is granted. If the Company's Common Shares are actively traded or quoted in an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System) the fair market value of the Company's Common Shares shall be the price of the Common Shares as of the close of the date the Stock Incentive is granted; however, in all other cases the fair market value of the Company's Common Shares shall be that value that the Committee shall have determined as the fair market value in good faith and in its sole discretion.

          (d) Exercise of Stock Incentive. No part of any Stock Incentive may be exercised until the grantee shall have satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, after the date on which the Stock Incentive is granted as the Committee may specify in the Stock Incentive agreement. Subject in each case to the provisions of paragraph (f) of this paragraph 5, any Stock Incentive may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

          (e) Payment of Purchase Price Upon Exercise of ISO or Nonqualified Option. Upon the exercise of an ISO or Nonqualified Option, the purchase price shall be paid in cash or, if the Stock Incentive agreement so provides, (i) in Common Shares of the Company, valued at its fair market value on the date of exercise, (ii) by surrender of other options for Common Shares of the Company held by the grantee which have not expired, with the surrender value being the amount by which the fair market value of a Common Share on the date of exercise exceeds the exercise price of the surrendered option(s), (iii) by surrender of SARs for their cash value, or
     (iv) by any combination of the foregoing. Fair market value for purposes of this paragraph (e) shall be determined as of the date of exercise pursuant to the method described in paragraph (c) of this paragraph 5.

          (f) Exercise in the Event of Death, Disability or Other Termination of Employment. Subject to the limitations as to the exercisability of ISOs, which are described in subparagraphs (1), (2) and (3) below, and the remaining provisions of this Plan, the Committee, in its sole discretion, shall determine the provisions concerning the exercisability of options to be included in each grantee's Stock Incentive Agreement.

               (1) If an ISO grantee dies, his ISO may be exercised, to the extent that the grantee could have done so at the date of his death, by the person or persons to whom the grantee's rights under the ISO pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee's death (as the Committee may specify in the Stock Incentive Agreement) but not later than the expiration date specified in paragraph (a) of this paragraph 5 if sooner than one year.

               (2) If an ISO grantee's employment with the Company shall terminate because of his permanent disability, he may exercise his ISO, to the extent that he could have done so at the date of his termination, at any time, or from time to time, within one year of such termination but not later than the expiration date specified in paragraph (a) of this paragraph 5 if sooner than one year. For this purpose, the term "permanent disability" means the permanent incapacity of a grantee to perform the usual duties of his employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

               (3) If an ISO grantee's employment with the Company shall terminate for any reason other than death or permanent disability, he may exercise his ISO, to the extent that he could have done so at the date of his termination, at any time, or from time to time, within three months of the date of his termination but not later than the expiration date specified in paragraph (a) of this paragraph 5 if sooner than three months.

          (g) Transferability. Except as provided in this Section 5(g), no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Stock Incentive (other than an ISO) may transfer such Stock Incentive, provided that (i) the applicable Stock Incentive Agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Stock Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

          (h) Dollar Limitation. No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs which first become exercisable in such calendar year exceeds $100,000. Any Stock Incentive which violates the rules of this subparagraph (h) of this paragraph 5 shall be deemed to be a Nonqualified Option rather than an ISO.

          (i)  SAR's.

               (1) A grantee of an SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant, or in the case of an SAR granted in tandem with or by reference to an ISO or Nonqualified Option granted simultaneously with or prior to the grant of such SAR, from the date of grant of the related stock option to the date of exercise.

               (2) SARs may be granted in tandem with or with reference to a related ISO or Nonqualified Option, in which event the grantee may elect to exercise either the option or the SAR (as to the same Common Shares subject to the option and the SAR), or the SAR may be granted independently of a related stock option. The right shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

               (3) Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related stock option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

          (j) Other Provisions. Each Stock Incentive agreement shall contain such terms and provisions as the Committee may determine to be necessary or desirable.

          (k) No Rights as a Shareholder. No grantee shall have any rights as a shareholder with respect to any Common Shares subject to his Stock Incentive prior to the date of issuance to him of a certificate or certificates for such shares.

     6. Adjustments in Event of Change in Common Shares. If during the term of this Plan, there shall be any change in the Company's Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company's Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company's issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the Common Shares subject to then existing Stock Incentives shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards.
In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

     7. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of a Stock Incentive, the Company may require each grantee (or any person acting under paragraph 5(f)), to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

     8. No Rights to Continued Employment. The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate his relationship (including his employment) at any time.

     9. Withholding. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

     10. Amendment, Suspension and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of Shareholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 2; (b) permit granting of any ISO at any option price less than that determined in accordance with paragraph 5(c); (c) change the eligibility of employees or class of persons to receive the Stock Incentives (other than as described in paragraphs 1, 2 and 4); or (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 11.

     11. Effective Date and Term. The Effective Date of the Plan shall be the date of the approval of this amendment and restatement of the Plan by the Shareholders of the Company within twelve months before or after this amendment and restatement of the Plan is approved by the Company's Board of Directors. This Plan shall terminate and no Stock Incentive shall be granted after the expiration of the period of ten years from the date this amendment and restatement of the Plan was adopted by the Board of Directors; provided that any Stock Incentives previously granted may be exercised in accordance with their terms.

     12. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

         --                                                        --

PROXY                                                                     PROXY

                               ALLSCRIPTS, INC.
                              2401 Commerce Drive
                         Libertyville, Illinois 60048

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Glen E. Tullman and David B. Mullen and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts, Inc. held of record by the undersigned on March 27, 2000, at the annual meeting of stockholders to be held on May 10, 2000, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

         --                                                        --
                             ALLSCRIPTS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
[                                                                              ]
This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors and FOR Proposal 2 and 3.


1. ELECTION OF DIRECTORS--
   Nominees: Philip D. Green, L. Ben Lytle, Edward M. Philip

                  For    Withhold    For All
                  All      All        Except
                  [_]      [_]         [_]

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

   -----------------------------------------------------------------------------

2. AMENDMENT OF CERTIFICATE OF INCORPORATION.

                  For    Against     Abstain
                  [_]      [_]         [_]

3. AMENDMENT OF AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN.

                  For    Against     Abstain
                  [_]      [_]         [_]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                       Dated: ___________ , 2000

                                       Signature(s)_____________________________

                                       _________________________________________
                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President
                                       or other authorized officer. If a
                                       partnership, please sign in partnership
                                       name by authorized person.
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                           . FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.